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                                                                     EXHIBIT 4.7

                        SECOND LIMITED CONSENT AND WAIVER

         THIS SECOND LIMITED CONSENT AND WAIVER (this "Consent and Waiver") is made as of the 17th day of September, 2002 by TENNESSEE FARMERS LIFE INSURANCE COMPANY, a Tennessee corporation licensed to sell life insurance in Tennessee ("Lender"), party to the Credit Agreement (defined below) and the Agreement to Merge. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined in the Credit Agreement.

                                    RECITALS

         WHEREAS, Donlar Corporation, Donlar Biosyntrex Corporation (each a "Borrower" and collectively the "Borrowers") and Lender have entered into that certain Bridge and Consolidated Term Loan Agreement, dated as of March 18, 2002 (as amended or supplemented, the "Credit Agreement") and that certain Agreement to Merge, dated as of March 18, 2002 (the "Agreement to Merge");

         WHEREAS, pursuant to both the Credit Agreement and the Agreement to Merge, and as modified by our Limited Consent and Waiver dated August 2, 2002, the Borrowers have agreed to merge by September 2, 2002 (the "Merger");

         WHEREAS, Borrowers have filed amended proxy material and Registration Statement on Form S-4 for use in connection with the Merger with the United States Securities and Exchange Commission ("SEC") and have received a second SEC comment letter in response to their submission;

         WHEREAS, Borrowers are responding to the SEC comment letter and anticipate closing the Merger by October 31, 2002 (the "Delayed Merger");

         WHEREAS, Borrowers have requested the Lender to (i) consent to the Delayed Merger, and (ii) to waive enforcement of Section 5.1, 8.1(b), and 8.1(n) of the Credit Agreement and Section 1.2 of the Agreement to Merge with regards thereto;

         NOW THEREFORE, the undersigned Lender hereby (i) consents to the Delayed Merger, and (ii) waives enforcement of its rights with regards to Sections 5.1, 8.1(b) and 8.1(n) of the Credit Agreement and Section 1.2 of the Agreement to Merge, but only with regards violations of such provisions arising from the Merger not being consummated on or before July 1, 2002, and does not waive any of Borrowers' other obligations under such provisions, including but not limited to Borrower's obligations to use best efforts to effect the Merger as soon as legally possible and in no event later than October 31, 2002.

         This Consent and Waiver shall be a contract made under and governed by the laws of the State of Tennessee. The Borrowers agree to pay all out-of-pocket expenses of the Lender and the reasonable fees and expenses of counsel for the Lender (who may be employed by the Lender) in connection with the preparation of this Consent and Waiver.

         This Consent and Waiver is limited to its terms and shall not change, modify, amend or revise the terms, conditions and provisions of the Credit Agreement or of the Agreement to


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Merge except as expressly provided herein and agreed by the parties hereto. This
Consent and Waiver shall be construed narrowly and does not effect a waiver of Lender's remedies or rights, except as expressly above described, with regards to any known or unknown Borrower violation of or default under Credit Agreement and the Agreement to Merge.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, Lender has caused this Limited Consent and Waiver to be executed by its officer thereunto duly authorized as of the day and year first above written.

                                         TENNESSEE FARMERS LIFE
                                         INSURANCE COMPANY

                                         By: /s/ Wayne Harris
                                             -----------------------------------
                                         Name: Wayne Harris
                                               ---------------------------------
                                         Title: CFO
                                                --------------------------------


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